Exhibit 32.1

CERTIFICATION Pursuant to 18 U.S.C. § 1350

The undersigned officer of ALLIED HEALTHCARE PRODUCTS, INC. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the Company’s fiscal quarter ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Earl R. Refsland
Earl R. Refsland President & Chief Executive Officer

February 7, 2008